UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 1, 2008

ICONIX BRAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 1, 2008, Iconix Brand Group, Inc., a Delaware corporation (the “Registrant”), entered into a Contribution Agreement (the “Contribution Agreement”) with Novel Fashion Holdings Limited, a corporation organized under the laws of the British Virgin Islands (“Novel”) and controlled by Silas Chou and members of his family.

Upon the closing of the transactions contemplated by the Contribution Agreement, the Registrant and Novel will form a joint venture to develop, exploit and market the Registrant’s brands in the People’s Republic of China, Hong Kong, Macau and Taiwan (the “Territory”). Pursuant to the Contribution Agreement, the Registrant will commit to contribute $5 million and substantially all rights to its brands in the Territory and Novel will commit to contribute $20 million, respectively, over the two-year period following the consummation of the transaction.

The Contribution Agreement contains customary representations, warranties and covenants, and the transactions contemplated by the Contribution Agreement are subject to customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Warren Clamen
Name: Warren Clamen
Title: Chief Financial Officer

Date: May 6, 2008